UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2009

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 N.

Pittsburg, Texas 75686-0093

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

As previously announced, on December 1, 2008, Pilgrim’s Pride Corporation, a Delaware corporation (the “Company”), and its wholly-owned subsidiaries, PFS Distribution Company, PPC Transportation Company, To-Ricos, Ltd., To-Ricos Distribution, Ltd., Pilgrim’s Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (collectively with the Company, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (“Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors remain in possession of their assets and continue to operate their business and properties, as debtors-in-possession, subject to the provisions of the Bankruptcy Code and the supervision and orders of the Bankruptcy Court.

On September 16, 2009, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with JBS USA Holdings, Inc., a Delaware corporation (the “Plan Sponsor”). Under the terms of the Purchase Agreement and in accordance with the Plan (as defined below), on the date of the closing of the transactions contemplated by the Purchase Agreement (the “Closing Date”), the Company will issue 64% of the total issued and outstanding New Common Stock (as defined below) to the Plan Sponsor in exchange for aggregate consideration of $800 million in cash. On the Closing Date, the existing stockholders of the Company will also become entitled to receive, for each share of common stock of the Company held by them, one share of the New Common Stock. The existing stockholders of the Company will collectively own an aggregate of 36% of the New Common Stock on the Closing Date.

The closing of the transactions contemplated by the Purchase Agreement is subject to the approval by the Bankruptcy Court of (i) the Plan and the Disclosure Statement (as defined below), and (ii) the Purchase Agreement. In addition, the obligations of the Company and the Plan Sponsor under the Purchase Agreement are subject to the satisfaction of customary conditions to closing, including, without limitation, the execution and delivery of definitive documentation, obtaining certain regulatory approvals and governmental filings and the expiration or termination of applicable waiting periods, material compliance with the covenants by the parties, the representations and warranties under the Purchase Agreement being true and correct, the absence of a material adverse change with respect to the Company since the date of the Purchase Agreement and the payment of certain fees and expenses.

Prior to the entry of the Plan Sponsor Order (as defined in the Purchase Agreement), the Company may not solicit alternative transaction proposals from third parties but may provide information to and engage in discussions with third parties and take certain other actions with respect to any such unsolicited proposals that the board of directors of the Company determines are reasonably likely to result in a Superior Proposal (as defined in the Purchase Agreement). If prior to the entry of the Plan Sponsor Order, the Company decides to enter into negotiations or approve signing an agreement with a third party with respect to an alternative transaction, it must notify the Plan Sponsor and give the Plan Sponsor the opportunity to match the third party offer. The Purchase Agreement may be terminated prior to the closing of the transactions contemplated thereby by either party in certain circumstances, including by the Company if it accepts a Superior Proposal. If the Company terminates the Purchase Agreement in connection with accepting a Superior Proposal, then the Company must pay a $45 million termination fee to the Plan Sponsor along with an additional $5 million expense reimbursement. Payment of the $45 million termination fee is to be made upon the earlier of consummating an alternative transaction or the effective date of any plan of reorganization for the Company. Payment of the $5 million for expenses is to be made within two business days of termination.

The Purchase Agreement and the Plan further contemplate that, on the Closing Date, the Plan Sponsor and the Company, as reorganized as of the Closing Date in accordance with the Plan (the

“Reorganized Company”), will enter into a stockholders agreement (the “Stockholders Agreement”) and the Reorganized Company will adopt and file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the “Restated Certificate of Incorporation”). The Stockholders Agreement will set forth certain rights with respect to the New Common Stock, corporate governance and other related corporate matters. In accordance with the Purchase Agreement and the Restated Certificate of Incorporation, among other things, the initial board of directors of the Reorganized Company on the Closing Date will consist of nine directors, with (i) six directors designated by the Plan Sponsor, (ii) two directors designated by the Equity Committee (as defined in the Plan) (the “Equity Directors”) and (iii) the Founder Director (as defined in the Stockholders Agreement). The initial Founder Director will be Lonnie A. “Bo” Pilgrim. For the period commencing on the Closing Date and ending two years and 30 days thereafter two Equity Directors are required to be on the board of directors of the Reorganized Company. The Stockholders Agreement contains terms regarding the appointment and removal of directors, the requirement for certain directors to be “independent” for purposes of applicable rules of the Securities and Exchange Commission and exchange listing requirements and the change in the size of the board of directors or relative numbers of directors in the event of ownership percentages change or changes in applicable law or exchange listing requirements.

The Stockholders Agreement also provides that the Plan Sponsor will cause all shares of New Common Stock beneficially owned by it or its affiliates to (i) be voted in the same proportion as the shares of New Common Stock held by the stockholders of the Reorganized Company (other than the Plan Sponsor and its affiliates) (the “Minority Investors”) are voted with respect to (A) the election or removal of the Equity Directors and (B) proposals to amend the bylaws of the Reorganized Company that would adversely affect, or could reasonably be expected to adversely affect, in any material respect, the rights of the Minority Investors, as a class, and (ii) be voted for the election, or against the removal, of the Founder Director until the Founder Director is no longer on the board of directors. With respect to all other matters submitted to a vote of holders of New Common Stock, the Plan Sponsor may vote, or abstain from voting, in its discretion.

The Stockholders Agreement may be terminated (i) by written agreement of the parties, (ii) on the consummation of the Mandatory Exchange Transaction (as defined below) or (iii) in the event that the Plan Sponsor owns 100% of the New Common Stock. The Equity Directors will have the exclusive authority to exercise the Reorganized Company’s rights under the Stockholders Agreement.

In accordance with the Restated Certificate of Incorporation, if the Plan Sponsor completes a public offering of its common stock and its stock is listed on a national securities exchange (the “JBS USA Common Stock”), then, at any time during an Exchange Window (as defined below) falling within the period commencing on the date of the closing of the offering and ending two years and 30 days from the Closing Date, the Plan Sponsor will have the right to deliver written notice of the mandatory exchange of the New Common Stock (the “Mandatory Exchange Transaction”) to the Reorganized Company at its principal place of business. Upon delivery to the Reorganized Company of notice of the Mandatory Exchange Transaction each share of New Common Stock held by stockholders other than the Plan Sponsor (the “Exchanged Holders”) will automatically, without any further action on behalf of the Reorganized Company or any of the Exchanged Holders, be transferred to the Plan Sponsor in exchange for a number of duly authorized, validly issued, fully paid and non-assessable shares of JBS USA Common Stock equal to the Exchange Offer Ratio (as defined below). The Mandatory Exchange Transaction will be effected in compliance with all applicable laws. An “Exchange Window” is a period of time beginning on the 6th trading day after the first day on which both the Reorganized Company and the Plan Sponsor will have each made their respective annual or quarterly reports or earnings releases relating to the immediately preceding fiscal quarter or year, as applicable, and ending on the last day of the fiscal quarter during which the first day of the Exchange Window fell.

The “Exchange Offer Ratio” is a fraction, the numerator of which is the average volume-weighted daily trading price per share on the principal Exchange for the New Common Stock and the denominator of which is the average volume-weighted daily trading price per share on the principal exchange for the JBS USA Common Stock, in each case for the Measurement Period. The “Measurement Period” is a number of consecutive trading days which is equal to twice the number of consecutive trading days between (i) the first date on which both the Plan Sponsor and the Reorganized Company shall have both made their respective annual or quarterly reports or earnings releases and (ii) the date on which the Plan Sponsor delivers to the Reorganized Company the notice of the Mandatory Exchange Transaction.

The above discussion is a summary of certain terms and conditions of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Debtors. The representations, warranties and covenants contained therein were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocated contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to the standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors in the Debtors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of their subsidiaries or affiliates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement

In connection with the Plan and the Purchase Agreement, on September 16, 2009, the Company and Lonnie A. “Bo” Pilgrim, Senior Chairman of the board of directors of the Company entered into a consulting agreement (the “Consulting Agreement”), which will become effective at the Closing Date. Pursuant to the terms of the Consulting Agreement, following the Closing Date, among other things (i) Mr. Pilgrim will be compensated for services rendered to the Reorganized Company at a rate of $1.5 million per year for a term of 5 years, (ii) Mr. Pilgrim will be subject to customary non-solicitation and non-competition provisions and (iii) Mr. Pilgrim and his spouse will be provided with paid medical benefits (or will be reimbursed for the cost thereof). Under the Consulting Agreement, Mr. Pilgrim will provide services to the Reorganized Company that are comparable in the aggregate to the services provided by him to the Company prior to the Closing Date.

Change in Control Agreement

On September 15, 2009, the Company entered into a Change in Control Agreement (the “Change in Control Agreement”) with Donald Jackson (the “Executive”). The initial term of the Change in Control Agreement ends on December 31, 2010. The term of the agreement automatically renews on December 31, 2011 and each anniversary thereafter for a period of two years from the renewal date, unless, in each case, the Company gives the Executive notice at least 60 days prior to the renewal date that the term will not be extended.

The Change in Control Agreement provides that, if the Company terminates the Executive’s employment within a 24-month period (the “Employment Period”) following a Change in Control (as defined in the Change in Control Agreement) other than for cause or the Executive’s disability or if the Executive resigns during the Employment Period for good reason because the Company has not met its obligations under the Change in Control Agreement, then the Executive will be entitled to certain severance benefits. Upon the termination of the Executive’s employment during the Employment Period under the circumstances discussed above, the Change in Control Agreement provides (i) for a lump sum severance payment that includes (a) the Executive’s target annual bonus for the fiscal year in which the termination occurs, prorated through the date of termination and (b) an amount based on the sum of the Executive’s annual base salary and target annual bonus multiplied by 3.0; (ii) that the Executive may be entitled to receive a tax gross-up payment to compensate him for specified excise taxes, if any, imposed on the severance payment; and (iii) that any stock options and other equity awards held by the Executive will become fully vested and exercisable and the target payout opportunities attainable under all of the Executive’s outstanding performance-based equity awards shall be deemed to have been fully earned. In addition, the Change in Control Agreement provides that, for a period of 24 months from the date of any termination of the Executive’s employment that results in a severance payment under the Executive’s Change in Control Agreement, the Executive will not (a) divulge confidential information regarding the Company, (b) solicit or induce employees of the Company to terminate their employment with the Company, or (c) seek or obtain any employment or consulting relationship with any specified competitor of the Company.

The above discussion is a summary of certain terms and conditions of the Change in Control Agreement and is qualified in its entirety by the terms and conditions of the Change in Control Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Plan of Reorganization and Disclosure Statement

On September 17, 2009, the Debtors filed with the Bankruptcy Court their joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) and the proposed disclosure statement thereto (the “Disclosure Statement”). The Plan sets forth the manner in which claims against, and equity interests in, the Debtors are to be treated. The Plan provides that holders of Allowed Claims (as defined in the Plan) will be paid in full, unless otherwise agreed by such holder. The Plan also provides for (i) the cancellation of all equity interests in the Company, (ii) the issuance by the Company of 36% of the issued and outstanding new common stock of the Reorganized Company (the “New Common Stock”) to the existing stockholders of the Company and (iii) the purchase of 64% of the New Common Stock by the Plan Sponsor in exchange for a cash contribution of $800,000,000.

The Plan contemplates that the Debtors will emerge from bankruptcy with at least $1,650,000,000 in available financing. Cash proceeds from the Plan Sponsor’s participation in the Plan will fund distributions to holders of Allowed Claims under the Plan..

The above discussion is a summary of certain substantive provisions of the Plan and is qualified in its entirety by the terms of the Plan attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Disclosure Statement, attached hereto as Exhibit 99.2 and incorporated herein by reference, contains certain projections and valuation analysis (collectively, the “Projections”) of financial performance for fiscal years 2009 through 2013. The Debtors do not, as a matter of course, publicly disclose their business plans, budgets or strategies, or make external projections or forecasts of their anticipated financial position or results of operations. Accordingly, the Debtors (including the Reorganized Debtors (as defined in the Plan)) do not anticipate that they will, and disclaim any obligation to, furnish updated business plans, budgets or projections to reflect circumstances existing since the preparation of the Projections, the occurrence of unanticipated events, or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions of the Projections are shown to be in error. The Company has filed the Disclosure Statement as an exhibit hereto because the Disclosure Statement has been filed with the Bankruptcy Court. The Company refers to the limitations and qualifications included in the Disclosure Statement, including without limitation those set forth under the caption “Financial Projections (Five (5) Year Business Plan)” with respect to the Projections. All information contained in the Disclosure Statement is subject to change, whether as a result of amendments or supplements to the Plan, actions of third parties or otherwise.

This Form 8-K is not a solicitation to accept or reject the proposed Plan or an offer to sell or a solicitation of an offer to buy any securities of the Debtors. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement and applicable law.

The Bankruptcy Court has not yet approved the Disclosure Statement as containing adequate information pursuant to section 1125(b) of the Bankruptcy Code for use in the solicitation of acceptances or rejections of the Plan. Accordingly, the filing and dissemination of the Disclosure Statement are not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, nor should the information contained in the Disclosure Statement be relied on for any purpose until a determination by the Bankruptcy Court that the Disclosure Statement contains adequate information.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements in this Form 8-K constitute statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “imply,” “intend,” “foresee” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include the following:

•	Matters affecting the chicken industry generally, including fluctuations in the commodity prices of feed ingredients and chicken;

•	Actions and decisions of the Company’s creditors and other third parties with interests in the Company’s Bankruptcy Court proceedings;

•	The Company’s ability to obtain court approval with respect to motions in the Bankruptcy Court proceedings prosecuted from time to time;

•	The Company’s ability to develop, prosecute, confirm and consummate the Plan;

•	The Company’s ability to obtain and maintain commercially reasonable terms with vendors and service providers;

•	The Company’s ability to maintain contracts that are critical to its operations;

•	The Company’s ability to retain management and other key individuals;

•	The Company’s ability to complete the transactions under the Purchase Agreement or obtain the Bankruptcy Court approval of the Purchase Agreement;

•

Certain of the Company’s restructuring activities, including selling assets, idling facilities, reducing production and reducing workforce, will result in reduced capacities and sales volumes and may have a disproportionate impact on the Company’s income relative to the cost savings;

•

Risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm a plan of reorganization, to appoint a Bankruptcy Court trustee or to convert the cases to Chapter 7 of the Bankruptcy Code;

•	Risk that the amounts of cash from operations will not be sufficient to fund the Company’s operations;

•	Management of the Company’s cash resources, particularly in light of its bankruptcy proceedings and substantial leverage;

•	Changes in laws or regulations affecting the Company’s operations or the application thereof;

•	Disruptions in international markets and distribution channels; and

•

The impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Disclosure Statement.

Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond the Company’s control.

In making these statements, the Company is not undertaking, and specifically declines to undertake, any obligation to address or update each or any factor in future filings or communications regarding its business or results, and the Company is not undertaking to address how any of these factors may have caused changes to information contained in its previous filings or communications.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement by and between Pilgrim’s Pride Corporation and JBS USA Holdings, Inc., dated September 16, 2009.

10.1	Change in Control Agreement by and between Pilgrim’s Pride Corporation and Donald Jackson dated September 15, 2009.

99.1	Debtors’ Joint Plan of Reorganization filed with the U.S. Bankruptcy Court for the Northern District of Texas on September 17, 2009.

99.2	Disclosure Statement to the Debtors’ Joint Plan of Reorganization filed with the U.S. Bankruptcy Court for the Northern District of Texas on September 17, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: September 18, 2009	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement by and between Pilgrim’s Pride Corporation and JBS USA Holdings, Inc., dated September 16, 2009.

10.1	Change in Control Agreement by and between Pilgrim’s Pride Corporation and Donald Jackson dated September 15, 2009.

99.1	Debtors’ Joint Plan of Reorganization filed with the U.S. Bankruptcy Court for the Northern District of Texas on September 17, 2009.

99.2	Disclosure Statement to the Debtors’ Joint Plan of Reorganization filed with the U.S. Bankruptcy Court for the Northern District of Texas on September 17, 2009.